Exhibit 99.2

VIA FAX

February 23, 2007

Mr. Daniel S. Loeb
Chief Executive Officer
Third Point LLC
390 Park Avenue
New York, NY  10022

Dear Mr. Loeb:

Thank you for your letter dated February 22, 2007.  The board of directors of Acorda Therapeutics continually evaluates ways to maximize shareholder value and to serve the best interests of all shareholders.

Sincerely,

/s/ Ron Cohen
Ron Cohen, M.D.
President and Chief Executive Officer

RC:mbb